Exhibit 99.1

Forge Global Holdings, Inc. Reports Fourth Quarter and Fiscal Year 2023 Results

•Total Revenue Less Transaction Based Expenses Was $18.9 million in 4Q23, increasing 13% year-over-year

•Trading Volume Was $250.4 million in 4Q23, increasing 1% year-over-year

•Net Take Rate Was 3.2% in 4Q23 and 3.3% for 2023

•Total Assets Under Custody increased in 2023 from $14.9 billion to $15.6 billion, up 5% year-over-year

SAN FRANCISCO – March 26, 2024 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private securities marketplace, today announced its financial results for the quarter and year ended December 31, 2023.

"In 2023 we made important moves to invest in Forge’s future vision and our path to profitability,” said Kelly Rodriques, CEO of Forge. “We focused on three things: accelerating technology development, winning with data and expanding our category leadership. Our technology milestones, including launching Forge Pro for institutional investors, as well as the debut of our first two indexes, are evidence of Forge’s critical role in driving the private market toward its inevitable tipping point.”

Financial Highlights for the Fourth Quarter of 2023*

Revenue: Total revenue less transaction-based expenses increased from $18.4 million in the quarter ended September 30, 2023 to $18.9 million in the quarter ended December 31, 2023.

Operating Income: Total operating loss went from $21.5 million in the quarter ended September 30, 2023 to $24.4 million in the quarter ended December 31, 2023.

Net Loss: Net loss went from $19.0 million in the quarter ended September 30, 2023 to $26.2 million in the quarter ended December 31, 2023.

Adjusted EBITDA: Total adjusted EBITDA loss went from $10.4 million in the quarter ended September 30, 2023 to $13.6 million in the quarter ended December 31, 2023. The fluctuation is primarily driven by a $2.5 million increase in accrued legal expenses related to a settlement reached in 4Q23.

Cash Flow from Operating Activities: Net cash used in operating activities was $6.6 million in the quarter ended December 31, 2023, compared to $3.5 million in the quarter ended September 30, 2023.

Ending Cash Balance: Cash and cash equivalents as of December 31, 2023 was $144.7 million.

Share Count: Basic weighted-average number of shares used to compute net loss per share attributable to common stockholders for the quarter ended December 31, 2023, was 175 million shares and fully diluted outstanding share count as of December 31, 2023 was 199 million shares.

We estimate for the quarter ended March 31, 2024 that Forge will have 180 million weighted average basic shares outstanding, which will be used to calculate earnings per share in a loss position.

Fully diluted outstanding share count includes all common shares outstanding plus shares that would be issued in respect to outstanding options and warrants, net of shares to be withheld in respect to exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding share count.

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*Percentages may not be replicated based on the rounded figures presented.

KPIs for the Fourth Quarter 2023

•Trading Volume increased from $234.1 million to $250.4 million, up 7% quarter-over-quarter.

•Net Take Rate increased from 3.0% to 3.2% quarter-over-quarter.

•Total Marketplace revenues (previously called Placement Fee revenues), less transaction-based expenses increased from $7.1 million to $8.0 million, up 12% quarter-over-quarter.

•Total Custodial Administration Fee revenues decreased from $11.3 million to $10.9 million, down 3% quarter-over-quarter.

•Total Custodial Accounts increased from 2.02 million to 2.08 million, up 3% quarter-over-quarter.

•Total Assets Under Custody increased from $15.1 billion to $15.6 billion, up 3% quarter-over-quarter.

Additional Business Metrics for the Fourth Quarter 2023

•Forge Trust Custodial Cash: In the quarter ended December 31, 2023, Forge Trust Custodial Cash totaled $505 million, down 20% year-over-year from $635 million.

•Total Number of Companies with Indications of Interest (IOIs): In the quarter ended December 31, 2023, the total number of companies with IOIs was 485, up 11% year-over-year.

•Headcount: Forge finished out the quarter ended December 31, 2023 with a total headcount of 345.

Financial Highlights for the Full Year 2023

•Revenue: Total revenue less transaction-based expenses was $69.4 million compared to $68.9 million for the year ended December 31, 2022.

•Operating Income: Total operating loss was $91.4 million compared to $135.0 million for the year ended December 31, 2022.

•Net Loss: Net loss of $91.5 million compared to $111.9 million for the year ended December 31, 2022.

•Adjusted EBITDA: Total adjusted EBITDA was a loss of $48.8 million compared to total adjusted EBITDA loss of $46.9 million for the year ended December 31, 2022.

•Cash Flow from Operating Activities: Net cash used in operating activities was $41.5 million compared to net cash used in operating activities of $68.8 million for the year ended December 31, 2022, a 40% improvement.

KPIs for the Full Year 2023

•Trading Volume was $0.8 billion for the year, down 37% year-over-year.

•Net Take Rate for the year was 3.3%, constant year-over-year.

•Total Marketplace revenues (previously called Placement Fee revenues), less transaction-based expenses totaled $25.4 million for the year, down 37% year-over-year.

•Total Custodial Administration Fee revenues increased from $28.7 million to $44.0 million for the year, up 53% year-over-year.

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•Total Custodial Accounts increased from 1.87 million to 2.08 million, up 11% year-over-year.

•Total Assets Under Custody increased from $14.9 billion to $15.6 billion, up 5% year-over-year.

Please note that we have renamed a category of our revenue, previously described as “Placement Fee” revenue, to “Marketplace” revenue in order to align with the types of revenue included in this category. Marketplace revenue includes placement fees earned through transactions on our Forge Markets platform, subscription fees earned from our data products, and private company solutions revenue. We believe this name better describes the revenue included therein and therefore is more useful to investors by better characterizing the underlying types of revenue included. We have not adjusted methodology, assumptions, or otherwise changed any aspects of “Placement Fee” revenue in making this name change to “Marketplace” revenue, and this category of revenue remains comparable to prior period presentations. For more information please refer to our Annual Report on Form 10-K to be filed on or around the date of this press release.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Business Highlights

•Forge Develops Forge Pro: A major milestone toward an institutional trade order management system for private company securities.

•Forge Announces First Private Market Index Based on Active Trading and Liquidity Data: The Forge Private Market Index marks a new milestone for Forge and the private market more broadly, as Forge leverages its 13 years of private market trading data and experience to enable investors to better measure their investment performance and gain insights on late-stage, venture-backed companies.

•Forge Announces First-of-its-Kind Investable Private Market Index: Partnering with Accuidity, LLC to provide diversified exposure to late stage companies.

•Forge Added to U.S. Small-Cap Russell 2000® Index: As a member of the U.S. Small-Cap Russell 2000® Index (the “Russell 2000® Index”), as part of the 2023 Russell U.S. Index’s annual reconstitution. Membership in the Russell 2000® Index, which remains in place for one year, is based on membership in the broad-market Russell 3000® Index.

•Forge Appoints Chief Technology Officer of Toast to its Board: Debra Chrapaty joined the Board of Directors in April 2023.

Webcast/Conference Call Details

Forge will host a webcast conference call today, March 26th, 2024, at 5:00 p.m. Eastern Time / 2:00 p.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (800) 715-9871 from the United States, or +1 (646) 307-1963 internationally. The conference ID is 6194475.

Following the conference call, an on-demand replay of the webcast will be made available on the Investor Relations page of the Company’s website at https://ir.forgeglobal.com.

Use of Non-GAAP Financial Information

In addition to our financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding specific financial items that have less bearing on our core operating performance. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

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However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.
We defined Adjusted EBITDA as net loss, adjusted to exclude: (i) interest expense, net, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) change in fair value of warrant liabilities, (vi) acquisition-related transaction costs, and (vii) other significant gains, losses, and expenses (such as impairments, transaction bonus) that we believe are not indicative of our ongoing results.

Forward-Looking Statements

This press release contains “forward-looking statements, ”which generally are accompanied by words such as “believe,” “may,” ”could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Annual Report on Form 10-K that will be filed on or around the date of this press release. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Forge

Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.

Contacts

Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com

Media Contact:
Lindsay Riddell
press@forgeglobal.com

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FORGE GLOBAL HOLDINGS, INC.
Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$144,722	$193,136
Restricted cash	1,062	1,829
Accounts receivable, net	4,067	3,544
Prepaid expenses and other current assets	13,253	8,379
Total current assets	$163,104	$206,888
Internal-use software, property and equipment, net	5,192	7,999
Goodwill and other intangible assets, net	129,919	133,887
Operating lease right-of-use assets	4,308	5,706
Payment-dependent notes receivable, noncurrent	5,593	7,371
Other assets, noncurrent	2,615	1,878
Total assets	$310,731	$363,729
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,831	$2,797
Accrued compensation and benefits	11,004	13,271
Accrued expenses and other current liabilities	8,861	6,421
Operating lease liabilities, current	2,516	3,896
Total current liabilities	$24,212	$26,385
Operating lease liabilities, noncurrent	2,707	3,541
Payment-dependent notes payable, noncurrent	5,593	7,371
Warrant liabilities	9,616	606
Other liabilities, noncurrent	185	365
Total liabilities	$42,313	$38,268
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, 0.0001 par value; 176,899,814 and 172,560,916 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	18	18
Treasury stock, at cost; 157,193 and zero shares as of December 31, 2023 and December 31, 2022, respectively	(625)	—
Additional paid-in capital	543,846	509,094
Accumulated other comprehensive loss	911	693
Accumulated deficit	(280,638)	(190,418)
Total Forge Global Holdings, Inc. stockholders’ equity	$263,512	$319,387
Noncontrolling Interest	4,906	6,074
Total stockholders’ equity	$268,418	$325,461
Total liabilities and stockholders’ equity	$310,731	$363,729
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FORGE GLOBAL HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended				Year Ended
	December 31, 2023	September 30, 2023	June 30, 3023	March 31, 2023	December 31, 2023	December 31, 2022
Revenues:
Marketplace revenue	$8,152	$7,283	$5,723	$4,632	$25,790	$40,665
Custodial administration fees	10,907	11,280	10,997	10,847	44,031	28,718
Total revenues	$19,059	$18,563	$16,720	$15,479	$69,821	$69,383
Transaction-based expenses:
Transaction-based expenses	(181)	(148)	(83)	(19)	(431)	(483)
Total revenues, less transaction-based expenses	$18,878	$18,415	$16,637	$15,460	$69,390	$68,900
Operating expenses:
Compensation and benefits	28,027	27,650	25,154	25,762	106,593	145,514
Professional services	3,021	2,883	3,265	2,736	11,905	14,265
Acquisition-related transaction costs	—	—	—	—	—	5,113
Advertising and market development	1,023	910	876	677	3,486	4,754
Rent and occupancy	1,268	1,142	1,148	1,326	4,884	5,455
Technology and communications	3,879	3,763	3,475	3,390	14,507	11,489
General and administrative	4,367	1,870	3,525	2,748	12,510	11,324
Depreciation and amortization	1,708	1,710	1,747	1,789	6,954	6,026
Total operating expenses	$43,293	$39,928	$39,190	$38,428	$160,839	$203,940
Operating loss	$(24,415)	$(21,513)	$(22,553)	$(22,968)	$(91,449)	$(135,040)
Interest and other income (expenses):
Interest income (expenses), net	1,868	1,725	1,319	1,509	6,421	2,681
(Loss) gain from change in fair value of warrant liabilities	(3,750)	907	(3,790)	168	(6,465)	19,836
Other income, net	116	215	217	215	763	945
Total interest and other income (expenses)	$(1,766)	$2,847	$(2,254)	$1,892	$719	$23,462
Loss before provision for income taxes	$(26,181)	$(18,666)	$(24,807)	$(21,076)	$(90,730)	$(111,578)
Provision for income taxes	50	291	293	185	819	327
Net loss	$(26,231)	$(18,957)	$(25,100)	$(21,261)	$(91,549)	$(111,905)
Net loss attributable to noncontrolling interest	$(435)	$(609)	$(211)	$(73)	$(1,328)	$(46)
Net loss attributable to Forge Global Holdings, Inc.	$(25,796)	$(18,348)	$(24,889)	$(21,188)	$(90,221)	$(111,859)
Net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	$(0.15)	$(0.11)	$(0.14)	$(0.12)	$(0.52)	$(0.78)
Diluted	$(0.15)	$(0.11)	$(0.14)	$(0.12)	$(0.52)	$(0.80)
Weighted-average shares used in computing net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	175,225,761	173,957,880	173,289,549	171,816,522	173,402,167	143,839,981
Diluted	175,225,761	173,957,880	173,289,549	171,816,522	173,402,167	145,013,346
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FORGE GLOBAL HOLDINGS, INC.
Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended				Year Ended
	December 31, 2023	September 30, 2023	June 30, 3023	March 31, 2023	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(26,231)	$(18,957)	$(25,100)	$(21,261)	$(91,549)	$(111,905)
Adjustments to reconcile net loss including noncontrolling interest to net cash (used in) provided by operations:
Share-based compensation	8,891	9,233	8,809	7,401	34,334	57,924
Depreciation and amortization	1,707	1,711	1,747	1,789	6,954	6,026
Transaction expenses related to the Merger	—	—	—	—	—	3,132
Amortization of right-of-use assets	826	748	734	845	3,153	3,999
Loss on impairment of long lived assets	63	—	—	536	599	446
Bad debt reserve	(259)	358	49	122	270	433
Change in fair value of warrant liabilities	3,750	(907)	3,790	(168)	6,465	(19,836)
Change in fair value of contingent liability	1,377	(366)	1,534	—	2,545	—
Other	(625)	—	—	—	(625)	—
Settlement of related party promissory notes	—	—	—	—	—	5,517
Changes in operating assets and liabilities:
Accounts receivable	65	456	(1,448)	135	(792)	1,403
Prepaid expenses and other assets	428	1,371	(2,227)	2,446	2,018	(3,321)
Accounts payable	102	(89)	148	(1,377)	(1,216)	904
Accrued expenses and other liabilities	1,962	1,089	157	(403)	2,805	(788)
Accrued compensation and benefits	2,205	3,042	(783)	(6,731)	(2,267)	(7,911)
Operating lease liabilities	(833)	(1,236)	(1,032)	(1,049)	(4,150)	(4,829)
Net cash (used in) provided by operating activities	$(6,572)	$(3,547)	$(13,622)	$(17,715)	$(41,456)	$(68,806)
Cash flows from investing activities:
Receipts of term deposit maturities	2,115	—	—	—	2,115	—
Purchases of property and equipment	(414)	(14)	(28)	(71)	(527)	(220)
Purchases of term deposits	(6,568)	(515)	(2,665)	—	(9,748)	—
Purchases of intangible assets	—	—	—	—	—	(118)
Capitalized internal-use software development costs	—	—	—	—	—	(6,312)
Net cash used in investing activities	$(4,867)	$(529)	$(2,693)	$(71)	$(8,160)	$(6,650)
Cash flows from financing activities:
Proceeds from exercise of options, including proceeds from repayment of promissory notes	357	23	269	61	710	1,086
Taxes withheld and paid related to net share settlement of equity awards	(96)	—	—	(557)	(653)	—
Proceeds from the Merger	—	—	—	—	—	7,865
Proceeds from PIPE investment and A&R FPA investors	—	—	—	—	—	208,500
Payments for offering costs	—	—	—	—	—	(56,852)
Proceeds from exercise of Public Warrants	—	—	—	—	—	22,940
Formation of Forge Europe	—	—	—	—	—	9,488
Payments for redemption of Public Warrants	—	—	—	—	—	(165)
Net cash provided by financing activities	$261	$23	$269	$(496)	$57	$192,862
Effect of changes in currency exchange rates on cash and cash equivalents	536	(333)	(53)	228	378	1,155
Net increase in cash and cash equivalents	(10,642)	(4,386)	(16,099)	(18,054)	(49,181)	118,561
Cash, cash equivalents and restricted cash, beginning of the period	156,426	160,812	176,911	194,965	194,965	76,404
Cash, cash equivalents and restricted cash, end of the period	$145,784	$156,426	$160,812	$176,911	$145,784	$194,965

Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the consolidated balance sheets
Cash and cash equivalents	$144,722	$155,127	$159,526	$175,268	$144,722	$193,136
Restricted cash	1,062	1,299	1,286	1,643	1,062	1,829
Total cash, cash equivalents and restricted cash, end of the period	$145,784	$156,426	$160,812	$176,911	$145,784	$194,965
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FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands of U.S. dollars)

	Three Months Ended				Year Ended
	December 31, 2023	September 30, 2023	June 30, 3023	March 31, 2023	December 31, 2023	December 31, 2022
Net loss attributable to Forge Global Holdings, Inc.	$(25,796)	$(18,348)	$(24,889)	$(21,188)	$(90,221)	$(111,859)
Add:
Interest (income) expense, net	(1,868)	(1,725)	(1,319)	(1,509)	(6,421)	(2,681)
Provision for (benefit from) income taxes	50	291	293	185	819	327
Depreciation and amortization	1,708	1,710	1,747	1,789	6,954	6,026
Net loss attributable to noncontrolling interest	(435)	(609)	(211)	(73)	(1,328)	(46)
Loss or impairment on long lived assets	63	—	—	536	599	446
Share-based compensation expense	8,891	9,233	8,809	7,401	34,334	57,924
Change in fair value of warrant liabilities	3,750	(907)	3,790	(168)	6,465	(19,836)
Acquisition-related transaction costs(1)	—	—	—	—	—	5,113
Transaction bonus(2)	—	—	—	—	—	17,735
Adjusted EBITDA	$(13,637)	$(10,355)	$(11,780)	$(13,027)	$(48,799)	$(46,851)
(1)Acquisition-related transaction costs represent charges involved in the merger between Forge Global, Inc. and Motive Capital Corp as further described in our Form 10-Q for the three months ended March 31, 2022 (the “Merger”), other business combinations, and strategic opportunities. These expenses include legal, accounting, and investment banking advisory services.
(2)Represents a one-time transaction bonus to certain executives as a result of the consummation of the Merger.

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FORGE GLOBAL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Key Business Metrics

We monitor the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

The tables below reflect period-over-period changes in our key business metrics, along with the percentage change between such periods. We believe the following business metrics are useful in evaluating our business:

	Three Months Ended
Dollars in thousands	December 31, 2023	September 30, 2023	Change	% Change
TRADING BUSINESS
Trades	435	567	(132)	(23)%
Volume	$250,414	$234,141	$16,273	7%
Net Take Rate	3.2%	3.0%	0.2%	7%
Marketplace revenues, less transaction-based expenses	$7,971	$7,135	$836	12%

	Year Ended December 31,
Dollars in thousands	2023	2022	Change	% Change
TRADING BUSINESS
Trades	1,756	2,184	(428)	(20)%
Volume	$765,899	$1,222,879	$(456,980)	(37)%
Net Take Rate	3.3%	3.3%	—%	—%
Marketplace revenues, less transaction-based expenses	$25,359	$40,182	$(14,823)	(37)%

•Trades are defined as the total number of orders executed by us and entities we have acquired buying and selling private stocks on behalf of private investors and shareholders. Increasing the number of orders is critical to increasing our revenue and, in turn, to achieving profitability.

•Volume is defined as the total sales value for all securities traded through our Forge Markets platform, which is the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for us. Although we typically capture a commission on each side of a trade, we may not in certain cases due to factors such as the use of a third-party broker by one of the parties or supply factors that would not allow us to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of our services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.

•Net Take Rates are defined as our marketplace revenues (previously called placement fee revenue), less transaction-based expenses (defined below), divided by Volume. These represent the percentage of fees earned by our marketplace on any transactions executed from the commission we charged on such transactions (less transaction-based expenses), which is a determining factor in our revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency. Transaction-based expenses represent fees incurred to support marketplace activities. These include, but are not limited to, those for fund management, fund and trade settlement, external broker fees and transfer fees.
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	As of
Dollars in thousands	December 31, 2023	September 30, 2023	Change	% Change
CUSTODY BUSINESS
Total Custodial Accounts	2,078,868	2,023,756	55,112	3%
Assets Under Custody	$15,647,469	$15,148,480	$498,989	3%

	As of
Dollars in thousands	December 31, 2023	December 31, 2022	Change	% Change
CUSTODY BUSINESS
Total Custodial Accounts	2,078,868	1,871,146	207,722	11%
Assets Under Custody	$15,647,469	$14,870,257	$777,212	5%

•Total Custodial Accounts, previously called Billable Core and Platform Accounts, are defined as our direct customers’ existing or new custodial accounts that are funded, or unfunded accounts that are in the process of funding with active transfer activity on the account. These relate to our Custodial Administration fees revenue stream and are an important measure of our business as the number of Total Custodial Accounts is an indicator of our future revenues from certain account maintenance, transaction and sub-account fees.

•Assets Under Custody is the reported value of all client holdings held under our agreements, including cash submitted to us by the responsible party. These assets can be held at various financial institutions, issuers and in our vault. As the custodian of the accounts, we collect all interest and dividends, handle all fees and transactions and any other considerations for the assets concerned. Our fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but we believe that Assets Under Custody is a useful metric for assessing the relative size and scope of our business.
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